Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 33-94782),

3)	Registration Statement (Form S-3 No. 333-22211),

4)	Registration Statement (Form S-3 No. 333-43267),

5)	Registration Statement (Form S-3 No. 333-39282),

6)	Registration Statement (Form S-3 No. 333-65592),

7)	Registration Statement (Form S-3 No. 333-125571) of Liberty Property Trust and Liberty Property Limited Partnership,

8)	Registration Statement (Form S-3 No. 333-14139),

9)	Registration Statement (Form S-8 No. 333-32244),

10)	Registration Statement (Form S-3 No. 333-53297),

11)	Registration Statement (Form S-3 No. 333-63115),

12)	Registration Statement (Form S-3 No. 333-37218),

13)	Registration Statement (Form S-3 No. 333-45032),

14)	Registration Statement (Form S-8 No. 333-62504),

15)	Registration Statement (Form S-`8 No. 333-62506),

16)	Registration Statement (Form S-3 No. 333-63494),

17)	Registration Statement (Form S-3 No. 333-63978),

18)	Registration Statement (Form S-3 No. 333-91702),

19)	Registration Statement (Form S-3 No. 333-107482),

20)	Registration Statement (Form S-3 No. 333-108040),

21)	Registration Statement (Form S-3 No. 333-114609),

22)	Registration Statement (Form S-3 No. 333-118994),

23)	Registration Statement (Form S-3 No. 333-130948),

24)	Registration Statement (Form S-3 No. 333-125572),

25)	Registration Statement (Form S-3 No. 333-122365), and

26)	Registration Statement (Form S-8 No. 333-118995) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan;
of our reports dated February 23, 2007 (except for Notes 2, 3, 5, 13, and 14, as to which the date is January 11, 2008), with respect to the consolidated financial statements and schedule of Liberty Property Trust, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 11, 2008